Exhibit 3.34

CERTIFICATE OF FORMATION

OF

PREMDOR FINANCE LLC

This certificate of formation (“Certificate of Formation”) of Premdor Finance LLC (hereinafter referred to as the “Company”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), is duly executed and filed by Delaware Incorporators & Registration Service, Inc., an authorized person (“Authorized Person”), which Authorized Person hereby certifies that:

FIRST:             The name of the Company formed hereby is Premdor Finance LLC.

SECOND:       The registered office of the Company in the State of Delaware is located at 1201 Market Street, Suite 1700, Wilmington, County of New Castle, Delaware 19801.

THIRD:            The name and address of the registered agent for service of process on the Company in the State of Delaware is Delaware Incorporators & Registration Service, Inc., 1201 Market Street, Suite 1700, Wilmington, County of New Castle, Delaware 19801.

*   *   *

The undersigned Authorized Person has executed this Certificate of Formation this 20th day of November, 2000,

Authorized Person:

Delaware Incorporators &
Registration Service, Inc.

By:	/s/ Jeffrey K. Simpson
Jeffrey K. Simpson
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/21/2000
001584407 - 3319460